Exhibit 10.1

OMNIBUS AMENDMENT NO. 2
TO
LOAN, SECURITY AND SERVICING AGREEMENT
AND
FEE AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into effective as of September 30, 2009, by and among, Ministry Partners Funding, LLC (the “Borrower”), Fairway Finance Company, LLC (the “Lender”), Evangelical Christian Credit Union (the “Servicer”), BMO Capital Markets Corp. (the “Agent”), U.S. Bank National Association, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services).

WITNESSETH

WHEREAS, the parties hereto previously entered into that certain Loan, Security and Servicing Agreement, dated as of October 30, 2007, as heretofore amended (the “Original Loan Agreement”, the Original Loan Agreement, as amended by this Amendment are herein collectively called the “Loan Agreement”);

WHEREAS, in connection with the Original Loan Agreement, the Borrower, the Servicer and the Agent entered into that certain Fee Agreement, dated as of October 30, 2007, as heretofore amended (the “Original Fee Agreement”, the Original Fee Agreement, as amended by this Amendment are herein collectively called the “Fee Agreement”);

WHEREAS, the Facility Termination Date occurred on October 31, 2008 and as a result thereof, the Lenders’ obligations to make Loans under the Loan Agreement have terminated and the outstanding Loans are amortizing in accordance with the terms of the Loan Agreement;

WHEREAS, the parties hereto have agreed to amend the Original Loan Agreement and the Original Fee Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreement contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.  Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement.

Section 2.  Amendment to Loan Agreement.

(a)           Clause ‘sixth’ of Section 1.4(e) of the Original Loan Agreement is hereby amended in its entirety to read as follows:

“sixth, to the Agent, in payment of the sum of (i) the accrued and unpaid Interest on the outstanding Loans, plus (ii) the accrued and unpaid Non-Usage Fee, plus (iii) any losses or expenses incurred by the Agent or the Lender as a result of any payment or prepayment of all or any portion of the Loan (including, without limitations, as a result of clause (e) seventh below, plus (iv) all reasonable costs, fees and expenses that Agent pays or incurs in connection with the negotiation, preparation, administration, enforcement, perfection, amendment and termination of this Agreement or any of the other Transaction Documents (including, without limitation, the reasonable fees and expenses of counsel to Agent actually incurred in connection therewith) (each, as confirmed by the Agent);”

(b)           Subsections (i), (ii) and (iii) to the definition of “Concentration Limits” set forth in Exhibit I of the Original Loan Agreement are hereby amended in their entirety to read as follows:

“(i)  The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans located in any single state (other than California, Texas and Florida) shall not exceed 9% of the Eligible Pool Balance;

(ii)  The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans located in (a) Texas shall not exceed 19% of the Eligible Pool Balance, and (b) Florida shall not exceed 12% of the Eligible Pool Balance;

(iii)  The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans located in California shall not exceed 15% of the Eligible Pool Balance;”

(c)           The definition of “Concentration Limits” set forth in Exhibit I of the Original Loan Agreement is hereby amended by deleting the “and” following subsection (x) and deleting the “.” following subsection (xi) and replacing it with “;” and adding the following provisions as subsections (xii) and (xiii):

“              (xii)  The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans that have a Mortgagor Debt Service ratio in excess of 30% shall not exceed 14% of the Eligible Pool Balance;

(xiii)  The aggregate Outstanding Principal Balance of all Eligible Mortgage Loans that have an LTV in excess of 45% shall not exceed 69% of the Eligible Pool Balance;”

(d)           The definition of “Eligible Mortgage Loan” set forth in Exhibit I of the Original Loan Agreement is hereby amended by deleting clause (xxxv) in its entirety and replacing it with the following:

“[Reserved];”

(e)           The definition of “Loan Limit” set forth in Exhibit I of the Original Loan Agreement is hereby amended in its entirety to read as follows:

“ ‘Loan Limit’ means the amount set forth in the table below opposite the corresponding date of determination:

Date of Determination	Loan Limit
on and after September 30, 2009 and prior to October 14, 2009	$31,891,991
on and after October 14, 2009 and prior to November 14, 2009	$30,000,000
on and after November 14, 2009 and prior to December 14, 2009	$20,000,000
on and after December 14, 2009 and prior to January 14, 2010	$10,000,000
on and after January 14, 2010 and prior to February 14, 2010	$5,000,000
on and after February 14, 2010 and prior to March 14, 2010	$2,500,000
on and after March 14, 2010	$0.00

Section 3.  Amendment to Fee Agreement.

The second paragraph to the Original Fee Agreement is hereby amended and restated in its entirety to read as follows:

“For purposes of the Loan Agreement, the term “Spread” means, (i) prior to the occurrence and continuance of an Event of Default, and (A) prior to  January 1, 2010, 1.75%, or (B) on or after January 1, 2010, 3.00%, or (ii) following the occurrence and during the continuance of an Event of Default, 2.00%.”

Section 4.  Conditions to Effectiveness.

This Amendment shall become effective as of the date first above written when and only when:

(i)  the Agent shall have received a duly executed counterpart of this Amendment,

(ii)  Borrower shall have paid all expenses of the Agent, including Agent’s outside legal counsel, incurred and billed as of the date of this Amendment, in connection with the transactions evidenced by this Amendment,

(iii)  Borrower shall have paid an amendment fee in the amount of $1,000.00 to each of U.S. Bank National Association and Lyon Financial Services (d/b/a U.S. Bank Portfolio Services), and

(ii)  the Agent shall have received such other documents as the Agent may request.

Section 5.  Waiver.  The Agent hereby irrevocably waives any breach or violation of the Loan Agreement resulting solely from the Borrowing Base Deficit in existence on or before the date hereof, which, for the avoidance of doubt, does not include any Borrowing Base Deficit occurring on or after the date hereof.

Section 6.  Representations and Warranties.

In order to induce the parties to enter into this Amendment, Borrower represents and warrants that:

(a)           The representations and warranties contained in Article II of the Original Loan Agreement are true and correct at and as of the time of the effectiveness hereof;

(b)           Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Loan Agreement.  Borrower has duly taken all action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder;

(c)           The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of formation and operating agreement of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower.  Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby; and

(d)           When duly executed and delivered this Amendment will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

Section 7.  Ratification of Agreement.

Each of the Original Loan Agreement and the Original Fee Agreement as hereby amended  are hereby ratified and confirmed in all respects.  Any reference to the Loan Agreement or Fee Agreement in any Transaction Document shall be deemed to refer to this Amendment also.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Lender under the Loan Agreement, the Fee Agreement or any other Transaction Document nor constitute a waiver of any provision of the Loan Agreement, the Fee Agreement or any other Transaction Document.

Section 8.  Facility Termination Date.

The Borrower, Servicer, Lender and Agent hereby confirm and agree that the Facility Termination Date has heretofore occurred.

Section 9.  Survival of Agreements.

All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to the Agent or the Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

Section 10.  Binding Effect.

The provisions of this Amendment shall be binding upon and shall be enforceable by the parties hereto and their respective successors and assigns.

Section 11.  Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles, other than Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

Section 12.  Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

Section 13.  Transaction Document.

This Amendment is a Transaction Document, and all provisions in the Loan Agreement pertaining to Transaction Documents apply hereto and thereto.

Section 14.  Counterparts.

This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be duly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MINISTRY PARTNERS FUNDING, LLC, as Borrower

By:_________________________________
Name: Billy M. Dodson
Title: President

EVANGELICAL CHRISTIAN CREDIT UNION, as Servicer

By:_________________________________
Name: Terry L. Donnelly
Title: Executive Vice President/ Credit Manager

BMO CAPITAL MARKETS CORP., as Agent

By:_________________________________
Name: Matthew Peters
Title: Managing Director

FAIRWAY FINANCE COMPANY, LLC, as Lender

By:_________________________________
Name: Philip A. Martone
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Account Bank and Custodian

By:_________________________________
Name: David Duclos
Title: Vice President

LYON FINANCIAL SERVICES, INC.
(d/b/a U.S. Bank Portfolio Services),
as Back-Up Servicer

By:_________________________________
Name: Joseph Andries
Title: Senior Vice President